UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

WESTERN SIZZLIN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13650	86-0723400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Albemarle Ave SE, Roanoke, Virginia		24013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 345-3195

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Reference is made to the description set forth under Item 5.02 below, which is incorporated into this Item 1.02 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 23, 2009, Western Sizzlin Corporation (the “Company”) provided written notice to Robert R. Moore, President and Chief Executive Officer of the Company’s wholly-owned subsidiaries, Western Sizzlin Stores, Inc. (“WSSI”) and Western Sizzlin Franchise Corporation (“WSFC”), that the Company will not renew the Employment Agreement, dated as of March 5, 2009, by and among the Company, WSSI, WSFC and Mr. Moore (the “Agreement”) upon the expiration of the initial term of the Agreement on December 31, 2009.  The Agreement would have renewed automatically unless Mr. Moore or the Company provided a notice of non-renewal at least thirty days prior to its expiration or otherwise terminated the Agreement in accordance with its terms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

November 25, 2009

WESTERN SIZZLIN CORPORATION

	By:	/s/ Robyn B. Mabe
		Name:	Robyn B. Mabe
		Title:	Vice President and Chief Financial Officer